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                                  EXHIBIT 10.14

             AMENDMENT TO BELDEN INC. 2003 LONG-TERM INCENTIVE PLAN

                  The Belden Inc. 2003 Long-Term Incentive Plan is amended by amending clause (iv) of Section 19 thereof to read in its entirety as follows:

                  "(iv) all stock options that were not previously exercisable and vested shall become fully exercisable and vested."